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                                                                  Exhibit 10.4


                                AMENDMENT TO
                        NONEXCLUSIVE LICENSE AGREEMENT



     THIS AMENDMENT (this "Amendment") is made as of August 8, 2001 by and between Eos Biotechnology, Inc., a corporation organized under the laws of the State of Delaware (EOS) and Seattle Genetics, Inc., a corporation organized under the laws of the State of Delaware ("SGI").

                                   BACKGROUND


     WHEREAS, EOS and SGI have entered into that certain Collaboration Agreement effective as of June 5, 2001 (the "Agreement"); and

     WHEREAS, EOS and SGI have agreed to amend the Agreement as set forth herein.

                                      TERMS

     NOW, THEREFORE, the parties agree to as follows:

1. All capitalized terms not defined herein shall have the definitions given to them in the Agreement.

2. Article 9.1 of the Agreement shall be deleted in its entirety and replaced with the following:

     "ARTICLE 9 - PAYMENTS, LATE PAYMENTS"

     9.1    PAYMENT TERMS.

     Royalties shown to have accrued by each Report provided for under
Article 8 of this Agreement shall be due on the date such Report is due. Payment of royalties in whole or in part may be made in advance of such date. Past due payments shall accrue at a rate of ([***]) per annum, or the maximum applicable rate permitted by law, whichever is lower, unless occurring as a result of an event the Parties agree constitutes an Event of Force Majeure or as a result of a good faith dispute the Parties regarding performance or breach of their obligations hereunder.

3. Except as set forth herein, all terms, provisions and conditions of the Agreement shall remain in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington without regard to conflict of laws rules or principles.

5. This Amendment may be executed and delivered in any number of separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same original agreement.


[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.


                                          SEATTLE GENETICS, INC.


                                          By: /s/ H. Perry Fell
                                              ------------------------
                                              Name: H. Perry Fell
                                              Title: CEO


                                          EOS BIOTECHNOLOGY, INC.


                                          By: /s/ David W. Martin, Jr., M. D.
                                              ------------------------
                                              Name: David W. Martin, Jr., M. D.
                                              Title: President and CEO